Calculation of Filing Fee Tables
S-8
COGNITION THERAPEUTICS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001	Other	4,445,208	$ 1.09	$ 4,845,276.72	0.0001381	$ 669.13
Total Offering Amounts:						$ 4,845,276.72		$ 669.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 669.13
Offering Note
[1]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share ("Common Stock") of Cognition Therapeutics, Inc. (the "Company") that become issuable by reason of any future stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by the Company, which results in an increase in the number of the outstanding shares of Common Stock. Represents 4,445,208 shares of Common Stock that were added to the shares authorized for issuance under the Cognition Therapeutics, Inc. 2021 Equity Incentive Plan (the "Plan") on January 1, 2026, pursuant to an "evergreen" provision contained in the Plan. Pursuant to such provision in the Plan, the aggregate number of shares of Common Stock authorized to be awarded under the Plan will automatically increase on January 1 of each year, in an amount equal to the lesser of (A) 5 % of the shares issued and outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the board of directors of the Company. Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the common stock on the Nasdaq Capital Market on March 20, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources